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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1996 Stock Incentive Plan of Biosite Incorporated of our report dated January 18, 2002 with respect to the financial statements and schedule of Biosite Incorporated (formerly Biosite Diagnostics Incorporated) included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

San Diego, California
June 21, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS